CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-1 of our report, which includes an emphasis of a matter explanatory paragraph regarding the Company's liquidity, dated November 3, 1995 on our audits of the financial statements of Haynes International, Inc. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ COOPERS & LYBRAND L.L.P.


Fort Wayne, Indiana,
May 30, 1996